Exhibit 10.12

                                PLEDGE AGREEMENT


        PLEDGE AGREEMENT, dated as of August 12, 1997, made by each of Jay M. Haft, James V. Stanton and Jasmine Trustees Ltd. (collectively the "Pledgors"), in favor of CONSERVER CORPORATION OF AMERICA ("Pledgee").

                              W I T N E S S E T H:

        WHEREAS, Pledgee has been exploring opportunities with respect to entering into the casino and hotel business (the "New Line of Business"); and

        WHEREAS, Pledgee has entered into that certain agreement (the "Sakhalin Agreement") dated August 12, 1997 by and between Pledgee, Sakhalin General Trading and Investments Limited ("SGTI") and Sovereign Gaming and Leisure Limited ("Sovereign") pursuant to which the Company may acquire certain rights with respect to the investment in and development of a hotel and casino project in Sakhalin Island, the Russian Federation (the "Sakhalin Project"); and

        WHEREAS, consummation of the transactions relating to the Sakhalin Project contemplated by the Sakhalin Agreement are subject to the approval of the stockholders of the Company; and

        WHEREAS, Pledgors has agreed that in the event the Company does not consummate the transactions contemplated with respect to the Sakhalin Project or the stockholders of the Company disapprove the Company entering into the New Line of Business at a Special Meeting of Shareholders, the Pledgors agree to reimburse the Company for certain costs and expenses incurred by the Company in connection with the Sakhalin Project; and

        WHEREAS, in order to secure Pledgors' obligations, Pledgors have agreed to pledge their respective shares of common stock in the Company (the "Common Stock") to Pledgee to secure certain obligations made to the Pledgee.

        NOW, THEREFORE, in order to induce Pledgee to consummate the transactions contemplated by the Sakhalin Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors agrees as follows:

               1. Pledge and Security Interest. Pledgors hereby grants to Pledgee a security interest in the following property (collectively, the "Pledged Collateral"):

               (a)     50,000 shares of Common Stock of Jay M. Haft;

               (b)     50,000 shares of Common Stock of James V. Stanton; and

               (c) 50,000 shares of Common Stock of Jasmine Trustees Ltd. (collectively, the "Pledged Shares");

               So long as this Agreement is in effect stop transfer instructions shall be issued to Pledgee's transfer agent, if any, or, if Pledgee transfers its own securities, a notation shall be made in the appropriate records of Pledgee with respect to the Pledged Shares, and so long as required, each of the certificate(s) representing the Pledged Shares shall bear substantially the following legend:


                       "The securities represented by this certificate are subject to restrictions on transfer and may not (nor may any interest therein), directly or indirectly, voluntarily or involuntarily, be sold, exchanged, mortgaged, pledged, hypothecated, given, bequeathed, transferred, assigned, encumbered, alienated, or in any other way whatsoever be disposed of except in accordance with and subject to all the terms and conditions of a certain Pledge Agreement dated as of ___________, 1997, a copy of which is on file at the principal office of Conserver Corporation of America."


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               (d)     all dividends, interest, cash, instruments, and other
property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for the Pledged Collateral; and

               (e) all proceeds of any of the foregoing, including without limitation, all investment property or financial assets.

               2. Security for Obligations. The security interest granted by this Agreement secures the reimbursement for certain payments made by the Pledgee in connection with the Sakhalin Project pursuant to the Sakhalin Agreement dated August 12, 1997, as subsequently may be amended from time to time (hereinafter the "Obligations") in the event that the Pledgee does not receive approval from a majority of the shareholders of the Company ("Shareholder Approval") to enter into the New Line of Business at a Special Meeting of Shareholders. The Pledgors shall take any and all necessary actions to reimburse the Company for any and all amounts paid by the Company with respect to the Sakhalin Project, including any payments made by the Company to SGTI with respect to the Sakhalin Agreement and any and all expenses relating to the Company's termination of its rights under the Sakhalin Agreement and the transfer of any rights and obligations thereunder to the Pledgors. The security interest granted herein shall continue in full force and effect until the Shareholder Approval.

               3.      Delivery of Pledged Collateral.

               (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be held by Pledgee and shall be duly endorsed to Pledgee or shall be otherwise in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Pledgee. Upon the occurrence of an Event of Default, Pledgee shall have the right to register in its name any or all of the Pledged Collateral.

               (b) This Agreement shall terminate and all certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered to Pledgors upon receipt of Shareholder Approval. Pledgee will thereafter take all action reasonably requested by Pledgors to transfer the certificates and instruments representing the Pledged Collateral to Pledgors, to register the certificates and instruments in Pledgors=s name and any other action necessary to effectuate this Section.

               4. Further Assurances. Pledgors agrees that at any time and from time to time, at the expense of Pledgors, Pledgors will promptly execute and deliver all further instruments and documents, and take all further action that Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce the rights and remedies hereunder with respect to any of the Pledged Collateral and to any property subsequently constituting Pledged Collateral pursuant to the terms hereof.

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               5.      Representations and Warranties. Each of the Pledgors
represent and warrant to Pledgee with respect to his or its Pledged Collateral that:

               (a) Each Pledgor is the record and beneficial owner of his or its respective shares of Pledged Stock, and has all right, title and interest in and to the Pledged Stock, and each Pledgor will have all right, title and interest in and to any property subsequently constituting Pledged Collateral pursuant to the terms hereof, in each case free and clear of any liens, claims, security interests, and other encumbrances and free and clear of any warrants, options, and other rights of third parties; and

               (b) the pledge, assignment and delivery of the respective Pledged Stock of each Pledgor pursuant to this Agreement creates a valid first lien on and a first perfected security interest in such Pledged Stock and the proceeds thereof, subject to no prior lien or any agreement purporting to grant to any third party a lien on the property or assets of Pledgors which would include the Pledged Stock.

               6. Voting Rights. So long as no Event of Default (as defined below) shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock which he or it owns or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that each Pledgor shall give Pledgee at least fifteen (15) days prior written notice of the manner in which he or it intends to exercise any such right, or the reasons for refraining from exercising a right to vote on any matter on which each Pledgor is entitled to vote with respect to such Pledged Collateral, in either case if such exercise or refrain from exercising such right to vote would have a material adverse effect on the value of the Pledged Collateral; and, provided further that each Pledgor shall not exercise any such right or refrain from exercising such right to vote if Pledgee advise Pledgors, in Pledgee' reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

               7.      Covenants.

               (a) Until Shareholder Approval, each Pledgor agrees that he or it will not:

                       (i) sell, assign, transfer, grant any option with respect to, or otherwise convey any interest in any of the Pledged Collateral;

                       (ii) modify in any respect whatsoever any of the terms of or rights relating to the Pledged Collateral, including reclassification or recapitalization thereof, without the prior written consent of Pledgee; or

                       (iii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral.

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               8.      Events of Default. Pledgors shall be in default under
this Agreement upon the occurrence of one or more of the following (each, an AEvent of Default@):

               (i) If any statement, representation or warranty made in this Agreement or contained in any exhibit, statement, certificate or other document executed or delivered pursuant to or in connection with this Agreement shall have been incorrect in any material respect when made, unless Pledgee shall not have been materially prejudiced thereby; provided, however, that Pledgee shall have given three (3) days prior written notice to Pledgors of such incorrect statement, representation or warranty; or

               (ii) If Pledgors shall be in default of, or shall fail to comply with, in any material respect, any of its covenants, agreements or obligations contained in this Agreement and, if such default is of a nature that it is susceptible of being cured, such default shall continue uncured for a period of ten (10) days after receipt of written notice to Pledgors from Pledgee stating the specific default or defaults; provided, however, that if Pledgee determine that such default is not of a nature that it is susceptible of being cured, then Pledgee shall have given Pledgors three (3) days prior written notice of such determination.

               (iii) Failure of Pledgee to receive Shareholder Approval by December 31, 1997.


               9.      Remedies Upon Default. Upon the occurrence of an Event of
Default:

               (i) Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of New York (the ACode@) or under the applicable laws of any other jurisdiction and agreements and also may, without notice except as specified below, retire and cancel the Pledged Collateral as treasury shares, or sell the Pledged
Collateral or any part thereof in one or more parcels at public or private sale. Pledgors agrees that at least ten days= notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (ii) Any and all cash proceeds received by Pledgee in respect of any collection from, or other realization upon, all or any part of the Pledged Collateral, in the discretion of Pledgee, may be held by Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Pledgee pursuant to this Pledge Agreement hereof) in whole or in part by Pledgee against, all or any part of the Obligations in such order as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

               10. Private Sale. Pledgors acknowledge and recognize that Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other

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things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to Pledgee than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee have no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as from time to time amended, even if the issuer is willing to do so.

               11. Indemnity and Expenses. Pledgors, jointly and severally agree to indemnify and hold Pledgee harmless from, against and in respect of any and all loss, liability, damage, cost or expense (including reasonable attorneys= fees and expenses) suffered or incurred by Pledgee under or by reason of this Agreement (including, without limitation, enforcement of this Agreement). Pledgors will, joint and severally, upon demand, pay to Pledgee the amount of any and all expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which Pledgee may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure by Pledgors to perform or observe any of the provisions hereof.

               12. No Delay; Single or Partial Exercise Permitted. No delay or omission on the part of Pledgee in exercising any rights or remedies contained herein shall operate as a waiver of such right or remedy or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof, or the exercise of any other right or remedy. No waiver of any rights and remedies hereunder shall be deemed made by Pledgee unless in writing and duly executed. A waiver of any right or remedy on any one occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or single or partial exercise of any right or remedy shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

               13. Rights Cumulative. All rights and remedies of Pledgee pursuant to this Agreement shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.

               14. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any other governmental body or regulatory authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

               15. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement

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shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid):

                       If to Pledgors, to:

                       Jay M. Haft
                       201 Biscayne Boulevard
                       Suite 300
                       Miami, Florida  33133

                       James V. Stanton
                       c/o Conserver Corporation of America
                       3250 Mary Street
                       Suite 405
                       Coconut Grove, Florida  33133

                       Jasmine Trustees Ltd.
                       P.O. Box 675
                       St. Helier, Jersey  Channel Islands
                       If to Pledgee, to:

                       Conserver Corporation of America
                       3250 Mary Street
                       Suite 405
                       Coconut Grove, Florida  33133

               16. Continuing Security Interest. This Agreement creates a continuing security interest in the Pledged Collateral and shall (a) be binding upon Pledgors and their successors and assigns, and (b) inure to the benefit of Pledgee and their heirs, personal representatives, successors, transferees and assigns. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Obligations and no security taken hereafter as security for payment or performance of the Obligations shall impair in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as cumulative security. Any of the Pledged Collateral may be released from this Agreement without altering, varying, or diminishing in any way this Agreement or the security interest granted hereby as to the Pledged Collateral not expressly released, and this Agreement and such security interest shall continue in full force and effect as to all of the Pledged Collateral not expressly released.

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               17.     Entire Agreement. This Agreement constitutes the entire
agreement of the parties with respect to the subject matter hereof, supersedes any previous agreements or understandings among the parties with respect to such subject matter, and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

               18. Captions. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

               19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall be one and the same instrument.

               20. Survival of Agreement. All covenants, agreements, representations and warranties made herein shall continue in full force and effect until the Obligations are paid and performed in full.

               21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein, without regard to conflicts of law rules or principles.

               22. Jurisdiction and Venue. Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the courts of the State of New York located in New York County and of any Federal court located in New York County in connection with any action or proceeding arising out of or relating to this Agreement, or the breach thereof. Each party hereby irrevocably waives any objection to the laying of venue in New York County or based on the grounds of forum non conveniens, which such party may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement.

               23. Waiver of Right to Jury Trial. Pledgee and Pledgors each acknowledge and agree that any controversy which may arise under this Agreement would be based upon difficult and complex issues and therefore, Pledgee and Pledgors each agree that any court proceeding arising out of any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

               24. No Construction Against Drafting Party. This Agreement shall be construed and enforced without the aid of any canon or rule of law requiring construction against the party drawing or causing this Agreement to be drawn.

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        IN WITNESS WHEREOF, Pledgors, intending to be legally bound, has executed this Agreement as of the date first above written.


                                             JASMINE TRUSTEES LTD.


                                             By:    /s/
                                                 -----------------------------

                                               /s/
                                             ---------------------------------
                                             Jay M. Haft


                                               /s/
                                             ---------------------------------
                                             James V. Stanton



                                             CONSERVER CORPORATION OF AMERICA


                                             By:    /s/
                                                  ----------------------------
                                                  Charles H. Stein
                                                  President





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